UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – June 9, 2010
PAA Natural Gas Storage, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-34722 (Commission File Number)	27-1679071 (IRS Employer Identification No.)
333 Clay Street, Suite 1500, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
713-646-4100
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
     Representatives of PAA Natural Gas Storage, L.P. (“PNG”) and Plains All American Pipeline, L.P. (“PAA”) intend to meet with brokers, investors and other members of the financial and investment community on June 10, 2010, and make a presentation at its 2010 Analyst Day to be held in New York, New York at the New York Stock Exchange. Topics to be discussed during the presentation include PNG’s and PAA’s strategic positioning, organic growth activities, financial growth strategies and related matters. On the morning of June 10, 2010, the prepared presentation materials will be made available for viewing on PNG’s website at www.pnglp.com as well as on PAA’s website at www.PAALP.com. PNG does not undertake to update the information as posted on its website; however, it may post additional information included in future press releases and Forms 8-K, as well as posting its periodic Exchange Act reports. The Analyst Day presentation will also be webcast live beginning at approximately 8:30 a.m. EDT and will be available for replay for a period of 30 days thereafter at the following weblink: http://www.videonewswire.com/event.asp?id=69387.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAA NATURAL GAS STORAGE, L.P.
Date: June 9, 2010	By:	PNGS GP LLC, its general partner

	By:	/s/ Al Swanson
		Name:	Al Swanson
		Title:	Senior Vice President and Chief Financial Officer

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